The Clorox Company

Supplemental Information – Volume Growth

	% Change vs. Prior Year
Reportable Segments	FY12					FY13		Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1	YTD
Cleaning(1)	-1%	0%	7%	5%	2%	4%	4%	Q1 increase primarily driven by higher shipments in the Professional Products business, primarily due to acquisitions and base business growth; and record shipments of Clorox® Disinfecting Wipes.
Household	5%	1%	2%	-2%	1%	-7%	-7%	Q1 decrease primarily due to lower shipments of Kingsford® Charcoal and Cat Litter due to price increases.
Lifestyle (2)	5%	2%	4%	2%	3%	-1%	-1%	Q1 decrease primarily due to lower shipments of KC Masterpiece® and Brita®.
International (2)	4%	-1%	1%	3%	2%	-2%	-2%	Q1 decrease primarily due to the exit of non-strategic export businesses.
Total Company	2%	0%	4%	2%	2%	-1%	-1%

Supplemental Information – Sales Growth

	% Change vs. Prior Year
Reportable Segments	FY12					FY13		Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1	YTD
Cleaning(1)	-2%	5%	10%	7%	5%	8%	8%	Q1 variance between changes in volume and sales was driven by the benefit of price increases.
Household	3%	4%	6%	3%	4%	-3%	-3%	Q1 variance between changes in volume and sales was driven by the benefit of price increases.
Lifestyle (2)	6%	6%	10%	3%	6%	1%	1%	Q1 variance between changes in volume and sales was driven by the benefit of price increases.
International (2)	10%	0%	4%	3%	4%	3%	3%	Q1 sales growth is due to the benefit of price increases, offsetting unfavorable foreign currency exchange rates.
Total Company	3%	4%	7%	4%	5%	3%	3%

(1)	The Cleaning reportable segment includes the December 2011 acquisitions of HealthLink and Aplicare, Inc.

(2)	Beginning in Q4 fiscal year 2012, Natural Personal Care results outside of the U.S. are being reported in the International reportable segment rather than the Lifestyle reportable segment. Historical segment financial information presented has been recast to reflect this change.

The Clorox Company

Supplemental Information – Gross Margin Drivers

The table below provides details on the drivers of gross margin change versus the prior year.

	Gross Margin Change vs. Prior Year (basis points)
Driver	FY11	FY12					FY13
	FY	Q1	Q2	Q3	Q4	FY	Q1
Cost Savings	+170	+160	+180	+160	+150	+160	+170
Price Changes	+80	+170	+240	+250	+230	+220	+160
Market Movement (commodities) (1)	-160	-320	-240	-200	-110	-220	-10
Manufacturing & Logistics (1)	-30	-220	-170	-200	-140	-180	-70
All other (2)	-140	-40	-30	-190	-210	-120	-140

Change vs prior year	-80	-250	-20	-180	-80	-140	+110
Gross Margin (%)	43.5%	41.8%	41.5%	42.3%	42.7%	42.1%	42.9%

(1)	Market Movement (commodities) beginning in Q1 FY13 includes the change in the cost of diesel fuel. In FY11 and FY12, the change in the cost of diesel fuel is included in Manufacturing & Logistics.
(2)	Other in Q1 FY13 includes -60 bps each for both other supply chain costs and product mix.

The Clorox Company

Earnings From Continuing Operations Before Interest and Taxes (EBIT),
Earnings From Continuing Operations Before Interest, Taxes, Depreciation and
Amortization (EBITDA) (1)

Reconciliation of earnings from continuing operations before income taxes to EBIT and EBITDA

Dollars in millions and percentages based on rounded numbers

	FY2012					FY 2013

	Q1 9/30/11	Q2 12/31/11	Q3 3/31/2012	Q4 6/30/12	FY 6/30/12	Q1 9/30/12

Earnings from continuing
operations before income taxes	$187	$155	$198	$251	$791	$194
Interest income	(1)	(1)	-	(1)	(3)	-
Interest expense	29	30	33	33	125	33
EBIT (2)	215	184	231	283	913	227
EBIT margin (2)	16.5%	15.1%	16.5%	18.4%	16.7%	17.0%
Depreciation and amortization	46	43	44	45	178	44
EBITDA (3)	$261	$227	$275	$328	$1,091	$271
EBITDA margin (3)	20.0%	18.6%	19.6%	21.3%	20.0%	20.3%
Net sales	$1,305	$1,221	$1,401	$1,541	$5,468	$1,338

(1)	In accordance with SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management believes the presentation of EBIT, EBIT margin, EBITDA and EBITDA margin provides additional useful information to investors about current trends in the business.

Note: The Company calculates EBITDA for compliance with its debt covenants using net earnings for the trailing four quarters, as contractually defined.

(2)	EBIT (a non-GAAP measure) represents earnings before income taxes (a GAAP measure), excluding interest income and interest expense, as reported above. EBIT margin is a measure of EBIT as a percentage of net sales.

(3)	EBITDA (a non-GAAP measure) represents earnings before income taxes (a GAAP measure), excluding interest income, interest expense, depreciation and amortization, as reported above. EBITDA margin is a measure of EBITDA as a percentage of net sales.

The Clorox Company

Supplemental Information – Balance Sheet
(Unaudited)
As of September 30, 2012

Working Capital Update

	Q1
	FY 2013	FY 2012	Change		Days (5)	Days (5)
	($ millions)	($ millions)	($ millions)		FY 2013	FY 2012	Change
Receivables, net	$503	$439	+$	64	36	33	+3 days
Inventories, net	$421	$407	+$	14	47	47	--
Accounts payable (1)	$388	$357	+$	31	45	45	--
Accrued liabilities	$458	$434	+$	24
Total WC (2)	$205	$140	+$	65
Total WC % net sales (3)	3.8%	2.7%
Average WC (2)	$202	$127	+$	75
Average WC % net sales (4)	3.8%	2.4%

  Receivables increased due to higher sales and timing of receipts.
  Accounts Payable increased due to higher capital spending for infrastructure investments.
  Accrued liabilities increased due to higher trade-promotion spending accruals.

Supplemental Information – Cash Flow
(Unaudited)
For the quarter ended September 30, 2012

Capital expenditures for the first quarter were $54 million versus $37 million in the year-ago quarter

Depreciation and amortization for the first quarter was $44 million versus $46 million in the year-ago quarter

Net cash provided by operations in the first quarter was $208 million, or 16 percent of sales.

(1)	Days of accounts payable is calculated as follows: average accounts payable / [(cost of products sold + change in inventory) / 90].
(2)	Working capital (WC) is defined in this context as current assets minus current liabilities excluding cash, assets held for sale, and short-term debt, based on end of period balances. Average working capital represents a two-point average of working capital.
(3)	Represents working capital at the end of the period divided by annualized net sales (current quarter net sales x 4).
(4)	Represents a two-point average of working capital divided by annualized net sales (current quarter net sales x 4).
(5)	Days calculations based on a two-point average.

The Clorox Company Updated: 10-31-12
U.S. Retail Pricing Actions from CY2008 - CY2012

Brand / Product	Average Price Change	Effective Date
Home Care
Pine-Sol® cleaners	+13%	May 2008
Clorox Clean-Up® cleaners	+8%	August 2008
Formula 409® , Tilex® , and Clorox® Disinfecting Bathroom cleaners	+12%	August 2008
Liquid-Plumr® products	+9%	August 2008
Clorox® Toilet Bowl Cleaner and Clorox® ToiletWandTM products	+8 to +13%	August 2008
Green Works® cleaners	-7 to -21%	May 2010
Formula 409®	+6%	August 2011
Clorox Clean-Up® cleaners	+8%	August 2011
Clorox® Toilet Bowl Cleaner	+5%	August 2011
Liquid-Plumr® products	+5%	August 2011
Pine-Sol® cleaners	+17%	April 2012
Laundry
Clorox® liquid bleach	+10%	August 2008
Green Works® liquid detergent	approx. -30%	May 2010
Clorox® liquid bleach	+12%	August 2011
Clorox 2® stain fighter and color booster	+5%	August 2011
Glad
Glad® trash bags	+7%	February 2008
GladWare® disposable containers	+7%	February 2008
Glad® trash bags	+10%	October 2008
Glad® trash bags	-10%	December 2008
GladWare® disposable containers	-7%	April 2009
Glad® trash bags	-7%	May 2009
Glad® trash bags	+5%	August 2010
Glad® trash bags	+10%	May 2011
Glad® wraps	+7%	August 2011
Glad® food bags	+10%	November 2011
GladWare® disposable containers	+8%	July 2012
Litter
Cat litter	+7 to +8%	August 2008
Cat litter	-8 to -9%	March 2010
Cat litter	+5%	May 2012
Food
Hidden Valley Ranch® salad dressing	+7%	August 2008
Hidden Valley Ranch® salad dressing	+7%	August 2011
Charcoal
Charcoal	+6%	January 2008
Charcoal and lighter fluid	+7 to +16%	January 2009
Charcoal and lighter fluid	+8 to 10%	January 2012
Brita
Brita® pitchers	+3%	August 2011
Brita® pitchers and filters	+5%	July 2012

Notes:
  Individual SKUs vary within the range.
  This communication reflects pricing actions on primary items, and does not reflect pricing actions on our Professional Products business.